EXHIBIT 10.2

                      DEFERRED COMPENSATION PLAN AND TRUST

                                 BELMONT BANCORP
                           DEFERRED COMPENSATION PLAN

Preamble

     This Plan is an unfunded deferred compensation arrangement for a select group of management or highly-compensated personnel and all rights under thereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

                                    ARTICLE I

Definitions

Section 1.01.

"Board" means the Board of Directors of Belmont Bancorp.

"Committee" means the Compensation Committee of the Board.

"Belmont Bancorp." means Belmont Bancorp., an Ohio corporation, and its corporate successors.

"Contingent deferred obligation" means the total amount of Belmont Bancorp.'s contingent liability for payment of deferred benefits under the Plan.

"Disability" means mental or physical disability of at least six months which prevents a Participant from engaging in the principal duties of his employment.

"Fiscal year" or "year" (unless otherwise specified) means Belmont Bancorp.'s fiscal year as now constituted or as it may be changed hereafter from time to time.

"Participant" means an employee of Belmont Bancorp., or of a subsidiary, designated by the Committee for participation in the benefits of the Plan, or a person who was such at the time of his retirement, death, disability or resignation and who retains, or whose beneficiaries obtain, benefits under the Plan in accordance with its terms.

"Plan" means this Deferred Compensation Plan as it may be amended from time to time.

"Retirement" shall mean retirement from active employment with Belmont Bancorp.


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"ROE" means Return on Equity for such year as shown by or included in Belmont
Bancorp.'s consolidated statement of income as certified by Belmont Bancorp.'s independent certified ,public accountants.

"Subsidiary" means a company of which Belmont Bancorp. owns, directly or indirectly, at least a majority of the shares having voting power in the election of directors.

"Total fund" for any year means the total amount which shall have been fixed for such year by the Board, in terms of a percentage of the ROE for such year.

"Trust" means the Belmont Bancorp. Deferred Compensation Plan Trust.

                                   ARTICLE II

Designation of Participants and Allocation of Total Fund

Section 2.01. The Committee shall meet at least once in each fiscal year and irrevocably specify, before the end of such fiscal year:

     (a) The name of each employee who shall be entitled to participate in the Plan for such year; and;

     (b) the method by which the amount to be allocated for the benefit of each Participant from the total fund available for allocation shall be determined.

Section 2.02. In specifying the names of the eligible employees, the Committee may divide them into groups, and specify different formulae for each group.

Section 2.03. Except as provided in Sections 2.04 and 2.05, payment of the amount allocated to a Participant shall be deferred until such Participant's retirement, resignation, disability or death, or in the event of emergency or necessity, as hereinafter provided.

Section 2.04. For any fiscal year, any Participant, in any group, may elect to receive as an immediate cash payment, rather than as a deferred contingent future benefit, all or any part of the amount which may thereafter be allocated to him for such fiscal year; provided that such election shall be made in writing, signed by Participant and delivered to the Committee prior to the commencement of said year. A cash payment hereunder shall be made as soon as practicable after the close of the fiscal year in which the election is made.

Section 2.05. For any fiscal year, any Participant, in any group, may elect to defer, as a deferred contingent future benefit, all or any part of the amount which may thereafter be allocated to him for such fiscal year for a period of:
a) five years, or, b) ten years, rather than as a deferred contingent future benefit subject to the provisions of Section 2.03, provided that such election shall be made


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in writing, signed by Participant and delivered to the Committee prior to the commencement of said year. For purposes of this Section, the five year or ten year periods shall commence on the first day of the fiscal year following receipt by the Committee of the Participant's election under this Section. Payment hereunder shall be made in accordance with the provisions of Section 3.05.

Belmont Bancorp. Provided, however, in the case of retirement, resignation or disability, and prior to the commencement of distribution of any benefit, a Participant eligible for a distribution under this plan may elect to receive such distribution in a lump-sum or in ten equal annual payments. If the participant elects to receive their distribution in ten equal annual payments, all amounts remaining in the plan prior to distribution shall be subject to the provisions of Section 3.07. The election made under this section to receive a distribution in a lump-sum or in equal installments shall be irrevocable. Commencement of distribution in each case may be deferred by the Committee, but not beyond one year after the retirement, disability or death of the participant or, in the case of a participant who shall have resigned, not beyond one year after he reaches the age of 65 or incurs disability or dies. In case of a Participant's death before distribution is completed, the balance may be distributed in a lump sum or on an installment basis as the Committee may determine.

Section 3.05. In the case of a Participant making an election under Section 2.05, the Participant may elect to receive such distribution in a lump-sum or in ten equal annual payments. If the participant elects to receive their distribution in ten equal annual payments, all amounts remaining in the plan prior to distribution shall be subject to the provisions of Section 3.07. The election made under this section to receive a distribution in a lump-sum or in equal installments shall be irrevocable. Distribution shall commence after the expiration of the five year period or ten year period as determined in Section
2.05. If installment payments are elected, payment of each installment shall occur not later than 30 days after the close of the Bank's fiscal year. The Committee shall have the discretion to accelerate the distributions if it deems such action appropriate.

Section 3.06. Each Participant shall have the right to designate beneficiaries who are to succeed to his contingent right to receive future payments hereunder in the event of his death. In case of a failure of designation or the death of a designated beneficiary without a designated successor, distribution shall be made to the Participant's estate. No designation of beneficiaries shall be valid unless in writing signed by the Participant, dated, and filed with the Committee. Beneficiaries may be changed without the consent of any prior beneficiaries.

Section 3.07. Funds invested hereunder shall continue for all purposes to be a part of the general funds of Belmont Bancorp., and no person other than Belmont Bancorp. shall, by virtue of the provisions of this Plan, have any interest in such funds. To the extent that any person acquires a right to receive payments from Belmont Bancorp. under this Plan, such right shall be no greater than the right of any unsecured general creditor of Belmont Bancorp.


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                                   ARTICLE IV

Administration

Section 4.0l. The books and records to be maintained for the purpose of the Plan shall be maintained by the officers and employees of Belmont Bancorp. at its expense and subject to the supervision and control of the Committee. All expenses of administering the Plan, shall be paid by Belmont Bancorp.

Section 4.02. To the extent permitted by law, the right of any participant or any beneficiary in any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or beneficiary; and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

Section 4.03. No member of the Board or of the Committee and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall Belmont Bancorp. be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of Belmont Bancorp.

Section 4.04. In the event there is a 'change in control' in the Bank, the succeeding or continuing company or other organization shall have the option to continue the plan and assume all obligations and liabilities herein set forth. If the succeeding or continuing company or other organization shall discontinue the plan and refuse to assume all obligations and liabilities herein set forth then all outstanding Accounts shall become immediately and fully vested. The Participant shall be entitled to receive cash in an amount equal to his Account balance. For purposes of this Section, "change in control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Bank; (ii) the execution of an agreement for a merger or recapitalization of the Bank whereby the Bank is not the surviving entity; or
(iii) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 193 4 and the rules and regulations promulgated thereunder) of fifty-one percent (51%) or more of the outstanding voting securities of the Bank by any person, trust, entity or group. This limitation shall not apply to a transaction in which the Bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering of Bank stock, or the purchase of shares of up to 51% of any class of securities of the Bank by a tax-qualified employee stock benefit plan which is exempt from the approval requirements, set forth under 12 C.F.R. ss. 574.3(c)(1)(vi) as now in effect or as may hereafter be amended. The term "person" refers to an individual or a corporation, partnership, trust, Bank, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision as to whether a change in control has occurred shall be determined by the Committee whose decision is conclusive and binding.


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                                   ARTICLE V

Amendment of Plan

Section 5.01. The Plan may be amended in whole or in part from time to time by the Board of Directors of Belmont Bancorp., subject to approval of the shareholders.

Section 5.02. Notice of every such amendment shall be given in writing to each Participant and beneficiary of a deceased Participant.


                                        BELMONT BANCORP.,
                                        an Ohio Corporation

(Corporate Seal)                        By:
                                             ---------------------------------
                                        Title:


                                             ---------------------------------
                                             Participant


                                       5.

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                                BELMONT BANCORP.
                        DEFERRED COMPENSATION PLAN TRUST

     THIS AGREEMENT made this _____ day of ________________, 1996 by and between BELMONT BANCORP., an Ohio corporation. hereinafter called "Company" and BELMONT NATIONAL BANK, a national banking corporation, and TERRENCE A. LEE, current Chairman of the Board of Directors of Belmont Bancorp., hereinafter jointly called "Trustee".

     WHEREAS, Company has adopted a nonqualified Deferred Compensation Plan (hereafter called the "Plan") for the benefit of ________________________ (hereafter called the "Beneficiary"); and

     WHEREAS, Company expects to incur liability under the terms of such Plan for incentive and other compensation deferred by the Beneficiary and required to be paid to the Beneficiary at some future date; and

     WHEREAS, Company desires to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, pursuant to the terms of the Plan until paid to the Beneficiary in such manner and at such times as specified in the Plan; and

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

     NOW, THEREFORE. the parties do hereby establish the Trust and agree that the Trust shall be comprised. held and disposed of as follows:

Section 1. ESTABLISHMENT OF TRUST.

     (a) Company hereby deposits with Trustees in trust $__________________, which shall become the principal of the Trust to be held. administered and disposed of by Trustee as provided in this Trust Agreement.

     (b) The Trust hereby established shall be irrevocable except as provided in
Section 12.

     (c) The Trust is intended to be a grantor Trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.


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     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

     (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in Trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

Section 2. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

     (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

Section 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT


                                       2.

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     (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code; or (iii) Company is determined to be insolvent by the Office of the Comptroller of the Currency.

     (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and the income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below:

          (1) The board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent, and pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

          (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

          (4) Trustee shall resume the payments of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants of their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.


                                       3.

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Section 4. PAYMENTS TO COMPANY.

     Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

Section 5. INVESTMENT AUTHORITY.

     (a) Trustee has all of the investment authority granted to fiduciaries under Ohio law including but not limited to the authority granted underss.ss.1109-10, 2109.37 and 2109.371 of the Ohio Revised Code Ann. (Page's).

     (b) Irrespective of paragraph (a) of this Section 5, in no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee. and shall in no event be exercisable by or rest with Plan participants.

Section 6. DISPOSITION OF INCOME.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes. shall be accumulated and reinvested.

Section 7. ACCOUNTING BY TRUSTEE.

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8. RESPONSIBILITY OF TRUSTEE.

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that


                                       4.

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Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If Trustee undertakes or defends any litigation arising in connection with this Trust. Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

     (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9. COMPENSATION AND EXPENSES OF TRUSTEE.

     Company shall pay all administrative and Trustees' fees and expenses.

Section 10. RESIGNATION AND REMOVAL OF TRUSTEE.

     (a) Either Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise. The individual Trustee is serving by virtue of his office as Chairman of the Board of Directors of Company, and accordingly upon the election or appointment of a person other than that person


                                       5.

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named herein as individual Trustee, the newly elected or appointed Chairman of the Board of Directors of Company shall become individual co-Trustee hereunder without the necessity of any further act. Nevertheless, under no circumstances shall any employee of Company become individual co-Trustee hereunder, and in the event any employee of Company shall be elected or appointed as Chairman of the Board of Directors of Company, the individual co-Trustee hereunder shall be the highest ranking non-employee director of Company.

     (b) The corporate Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by corporate Trustee.

     (c) Upon resignation or removal of either the individual or corporate co-Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

     (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11. APPOINTMENT OF SUCCESSOR.

     (a) If the corporate Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, Company may appoint any third party professional fiduciary such as a Bank Trust Department or other party that may be granted Corporate Trustee powers under state law, as a successor to serve with the individual co-Trustee and replace the corporate Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new corporate Trustee, who shall have all of the rights and powers of the former corporate Trustee, including ownership rights in the Trust assets. The former corporate Trustee shall execute any instrument necessary or reasonably requested by Company or the successor corporate Trustee to evidence the transfer.

Section 12. AMENDMENT OR TERMINATION.

     (a) The provisions of this Trust Agreement dealing with the investment of trust property and the resignation and removal of Trustee (Sections 5, 9, 10, &
11) may be amended by a written instrument executed by Trustee and Company but no amendment shall conflict with the terms of the Plan.

     (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.


                                       6.

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Section 13. MISCELLANEOUS.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

Section 14. EFFECTIVE DATE.

     The effective date of this Trust Agreement shall be ___________________, 1996.


                                       7.

     IN WITNESS WHEREOF the parties have caused this Deferred Compensation Plan Trust to be executed as of the date first above written.

                                        BELMONT BANCORP.,
                                        an Ohio corporation,
(CORPORATE SEAL)

ATTEST:                                 --------------------------------------
                                             Its Vice President

-------------------------
Its Secretary

TRUSTEES:

                                        BELMONT NATIONAL BANK,
                                        a national banking corporation,
(CORPORATE SEAL)

                                        --------------------------------------
                                             Its Senior Trust Officer

                                        --------------------------------------
                                             Chairman of the Board
                                             BELMONT BANCORP.


                                       8.